NEWS RELEASE

Exhibit 99.1

Encore Energy Partners Receives Buyout Offer from
Vanguard Natural Resources

Houston, March 25, 2011 – Encore Energy Partners LP (NYSE: ENP) (“Encore Energy Partners”) today announced that the chairman of the Conflicts Committee of the board of directors of Encore Energy Partners’ general partner received a proposal from Vanguard Natural Resources LLC (NYSE: VNR) (“VNR”) whereby VNR would acquire all of the outstanding, publicly-held Encore Energy Partners common units VNR does not already own through a unit-for-unit exchange. Subject to negotiation and execution of a definitive agreement, VNR is proposing consideration of 0.72 VNR common units for each outstanding publicly-held Encore Energy Partners common unit. The proposed transaction would be structured as a merger of Encore Energy Partners with a wholly-owned subsidiary of VNR.

The proposal was referred to a committee of independent directors of the general partner which will study, review and evaluate the proposal. There can be no assurance that a definitive agreement will be executed or that any transaction will be approved or consummated.

VNR owns 100 percent of the general partner of Encore Energy Partners and owns approximately 46% of the outstanding common units of Encore Energy Partners.

About Encore Energy Partners LP

Encore Energy Partners LP is a publicly traded master limited partnership focused on the acquisition, production, and development of oil and natural gas properties. Encore Energy Partners’ assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma. More information on Encore Energy Partners can be found at www.encoreenp.com.

Forward-Looking Statements

This press release includes forward-looking statements, which give Encore Energy Partners’ current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including possible future transactions (including the timing or effects thereof), potential changes in Encore Energy Partners’ current business plan, increases in unitholder value, expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expenses, taxes, capital expenditures, and differentials. These risks and uncertainties include, among other things, whether the proposed transaction is consummated at all or on the initial terms proposed and other factors detailed in Encore Energy Partners’ most recent Form 10-K and other filings with the Securities and Exchange Commission. If any of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Encore Energy Partners undertakes no obligation, and disclaims any intention, to publicly update or revise any forward-looking statements.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Encore Energy Partners and VNR, pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”).  If the proposed merger is approved by the general partner of Encore Energy Partners, a registration statement of VNR, which will include a joint proxy statement of Encore Energy Partners and VNR, which will also constitute a prospectus of VNR, and other materials will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENCORE ENERGY PARTNERS, VNR AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the joint proxy statement / prospectus and other documents containing information about Encore Energy Partners and VNR, without charge, at the SEC’s website at www.sec.gov.

INVESTOR CONTACT:

Encore Energy Partners LP
Investor Relations
Lisa Godfrey, 832-327-2234
enpir@vnrllc.com